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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Dollar Tree, Inc. of our report dated October 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Family Dollar Stores, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Charlotte, NC
August 8, 2014

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM